                                                                    EXHIBIT 99.2

                         UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK
------------------------------x

In re:                                             Chapter 11 Case Nos.

GLOBAL CROSSING LTD., et al,                       02-40187 (REG) through
                                                   02-40241 (REG),
                                                   02-11982 (REG)

                                                   (Jointly Administered)
                     Debtors.
-----------------------------x

                         MONTHLY OPERATING STATEMENT FOR
                  THE PERIOD FROM JULY 1, 2002 TO JULY 31, 2002

      DEBTORS' ADDRESS:   GLOBAL CROSSING LTD. (IN PROVISIONAL
                          LIQUIDATION IN THE SUPREME COURT OF BERMUDA)
                          WESSEX HOUSE
                          45 REID STREET
                          HAMILTON HM 12, BERMUDA

                          MONTHLY DISBURSEMENTS MADE BY GLOBAL
                          CROSSING LTD. (IN PROVISIONAL LIQUIDATION IN THE SUPREME COURT OF BERMUDA) AND ITS DEBTOR SUBSIDIARIES
                          (IN MILLIONS):                           $ 214

      DEBTORS' ATTORNEYS:     WEIL, GOTSHAL & MANGES LLP
                              767 FIFTH AVENUE
                              NEW YORK, NY 10153

                          CONSOLIDATED MONTHLY OPERATING
                          LOSS (IN MILLIONS):                      $(145)

REPORT PREPARER:          GLOBAL CROSSING LTD., DEBTOR IN POSSESSION (IN
                          PROVISIONAL LIQUIDATION IN THE SUPREME COURT OF
                          BERMUDA)

THIS OPERATING STATEMENT MUST BE SIGNED BY A REPRESENTATIVE OF THE DEBTOR

          The undersigned, having reviewed the attached report and being familiar with the Debtor's financial affairs, verifies under the penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

          /s/ Joseph P. Perrone                     /s/ Dan J. Cohrs
          ---------------------------------         ---------------------------
          Joseph P. Perrone                         Dan J. Cohrs
          Executive Vice-President, Finance         Executive Vice-President and
          and Business Performance                  Chief Financial Officer

Indicate if this is an amended statement by checking here

                                                       AMENDED STATEMENT________

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

            INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES

                                                                                                               PAGE
                                                                                                               ----
Financial Statements as of and for the Month Ended July 31, 2002:

    Consolidated Balance Sheet.............................................................................       1

    Consolidated Statement of Operations...................................................................       2

    Consolidated Statement of Cash Flows...................................................................       3

    Notes to Consolidated Financial Statements.............................................................       4

Schedules:

    Schedule 1: Consolidating Balance Sheet as of July 31, 2002............................................      15

    Schedule 2: Consolidating Statement of Operations for the Month Ended July 31, 2002....................      16

    Schedule 3: Schedule of Cash Disbursements and Receipts for the Five Weeks ended August 2, 2002........      17

    Schedule 4: Total Disbursements by Filed Legal Entity for the Month Ended July 31, 2002................      18

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                           CONSOLIDATED BALANCE SHEET*
                                  JULY 31, 2002
                              (UNAUDITED) (NOTE 1)

              (in millions, except share and per share information)

ASSETS:
Cash and cash equivalents........................................  $      677
Restricted cash and cash equivalents.............................         391
Accounts receivable, net.........................................         679
Other assets and prepaid costs...................................         267
                                                                   ----------
  Total current assets...........................................       2,014
Property and equipment, net......................................      12,300
Investments in and advances to/from affiliates, net..............         473
Other assets.....................................................         163
Net assets of discontinued operations............................         418
                                                                   ----------
  Total assets                                                     $   15,368
                                                                   ==========

LIABILITIES:
Liabilities not subject to compromise
  Accounts payable ..............................................  $      271
  Accrued construction costs.....................................         398
  Accrued cost of access.........................................         165
  Accrued interest and dividends.................................          23
  Short-term debt................................................          10
  Current portion of deferred revenue............................         377
  Current portion of long-term debt..............................         140
  Current portion of obligations under capital leases............          17
  Other current liabilities......................................         560
                                                                   ----------
  Total current liabilities......................................       1,961
  Long-term debt.................................................       1,203
  Obligations under capital leases...............................          86
  Deferred revenue  .............................................       2,757
  Other deferred liabilities.....................................         340
                                                                   ----------
  Total liabilities not subject to compromise....................       6,347
                                                                   ----------
Liabilities subject to compromise
  Accounts payable ..............................................         123
  Accrued construction costs.....................................          98
  Accrued cost of access.........................................         310
  Accrued interest and dividends.................................         194
  Other liabilities..............................................         442
  Debt obligations...............................................       6,624
  Obligations under capital leases...............................          44
                                                                   ----------
  Total liabilities subject to compromise**......................       7,835
                                                                   ----------
  Total liabilities..............................................      14,182
                                                                   ----------

MINORITY INTEREST................................................         577
                                                                   ----------
MANDATORILY REDEEMABLE AND CUMULATIVE CONVERTIBLE PREFERRED
 STOCK...........................................................       3,270
                                                                   ----------
SHAREHOLDERS' EQUITY:
    Common stock, 3,000,000,000 shares authorized, par value S.01
     per share, 908,838,615 shares issued as of July 31, 2002....           9
    Treasury stock, 22,033,758 shares............................        (209)
    Additional paid-in capital and other shareholders' equity....      13,422
    Accumulated deficit..........................................     (15,883)
                                                                   ----------
                                                                       (2,661)
                                                                   ----------
         Total liabilities and shareholders' equity..............  $   15,368
                                                                   ==========

 *The accompanying notes are an integral part of this financial statement. The above financial statement includes the financial position of Asia Global Crossing Ltd. and all of its subsidiaries.

**Total liabilities subject to compromise is the current estimate by Global
  Crossing Ltd. (in provisional liquidation in the Supreme Court of Bermuda) and its debtor subsidiaries of the total claims that will be restructured in their chapter 11 cases. See Notes 1 and 4.

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                      CONSOLIDATED STATEMENT OF OPERATIONS*
                        FOR THE MONTH ENDED JULY 31, 2002
                                   (UNAUDITED)

              (in millions, except share and per share information)

REVENUES.........................................................  $        249
OPERATING EXPENSES:
    Cost of access and maintenance...............................           193
    Other operating expenses.....................................            75
    Depreciation and amortization................................           106
                                                                   ------------
                                                                            374
                                                                   ------------
OPERATING LOSS...................................................          (125)
OTHER INCOME (EXPENSE):
    Minority interest............................................            18
    Interest expense.............................................           (12)
    Other income, net............................................             3
                                                                   ------------
LOSS FROM CONTINUING OPERATIONS
 BEFORE REORGANIZATION ITEMS.....................................          (116)
REORGANIZATION ITEMS:
    Professional fees............................................           (14)
    Retention plan costs.........................................            (1)
    Restructuring costs..........................................           (14)
    Interest income..............................................             2
                                                                   ------------
LOSS FROM CONTINUING OPERATIONS BEFORE PROVISION
 FOR INCOME TAXES................................................          (143)
    Benefit for income taxes.....................................             -
                                                                   ------------
LOSS FROM CONTINUING OPERATIONS..................................          (143)
    Loss from discontinued operations............................            (2)
                                                                   ------------
NET LOSS APPLICABLE TO COMMON SHAREHOLDERS.......................  $       (145)
                                                                   ============

LOSS PER COMMON SHARE, basic and diluted:
    Loss from continuing operations applicable to common
     Shareholders................................................  $      (0.16)
                                                                   ============
    Loss from discontinued operations, net.......................  $      (0.00)
                                                                   ============
    Loss applicable to common shareholders.......................  $      (.016)
                                                                   ============
    Shares used in computing basic and diluted loss per share....   908,124,735
                                                                   ============

 *The accompanying notes are an integral part of this financial statement. The above financial statement includes the operating results of Asia Global Crossing Ltd. and all of its subsidiaries.

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                      CONSOLIDATED STATEMENT OF CASH FLOWS*
                        FOR THE MONTH ENDED JULY 31, 2002
                                   (UNAUDITED)

                                  (in millions)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Loss.......................................................  $       (145)
  Adjustments to reconcile net loss to net cash provided by
   operating activities:
    Loss from discontinued operations............................             2
    Depreciation and amortization................................           106
    Equity in loss of affiliates.................................            --
    Provision for doubtful accounts..............................             5
    Minority interest in net losses of consolidated subsidiaries.           (18)
    Other........................................................            15
    Changes in operating assets and liabilities..................           (39)
                                                                   ------------
      Net cash(used in) operating activities.....................           (74)
                                                                   ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of property and equipment..........................           (29)
    Cash received from sale of interest in joint ventures........            --
    Change in restricted cash and cash equivalents...............             2
    Other........................................................            --
                                                                   ------------
      Net cash(used in) investing activities.....................           (27)
                                                                   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Payments under capital lease obligations.....................
    Other........................................................            --
                                                                             --
                                                                   ------------
      Net cash(used in) financing activities.....................            --
                                                                   ------------
CASH USED IN DISCONTINUED OPERATIONS.............................            (5)
                                                                   ------------
NET DECREASE IN CASH AND CASH EQUIVALENTS........................          (106)
CASH AND CASH EQUIVALENTS, beginning of period...................           783
                                                                   ------------
CASH AND CASH EQUIVALENTS, end of period.........................  $        677
                                                                   ============

 * The accompanying notes are an integral part of this financial statement. The above financial statement includes the cash flow for Asia Global Crossing
      Ltd. and all of its subsidiaries. Included in AGC's cash flow for the period is $13 of purchases of property and equipment.

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollar amounts in millions, unless otherwise stated)
                                   (Unaudited)

1.   BACKGROUND AND ORGANIZATION

Background-

     Global Crossing Ltd., a Bermuda Company in provisional liquidation in the Supreme Court of Bermuda ("GCL" and, together with its consolidated subsidiaries, the "Company") provides telecommunications solutions over the world's first integrated global Internet Protocol ("IP") based network, which reaches 27 countries and more than 200 major cities around the globe. The Company serves many of the world's largest corporations, providing a full range of managed data and voice services. The Company operates throughout the Americas, Europe, and Asia/Pacific regions.

Bankruptcy Filing-

     On January 28, 2002 (the "Commencement Date"), GCL and certain of its affiliates (collectively, the "Debtors" or the "Global Crossing Group") filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") (Case Nos. 02-40187(REG) through 02-40241(REG)). Certain of the subsidiaries of GCL are not Debtors in these chapter 11 cases. The Debtors continue to manage their properties and operate their businesses as "debtors in possession" under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

     On the same date, GCL and certain of its Bermuda subsidiaries commenced insolvency proceedings in the Supreme Court of Bermuda (the "Bermuda Court") (Case Nos. 2002:28 through 2002:39). On such date, the Bermuda Court granted an order appointing Malcolm Butterfield, Jane Moriarty and Philip Wallace, partners of KPMG, as Joint Provisional Liquidators ("JPLs") in respect of the Company and those Bermuda subsidiaries. The Bermuda Court granted the JPLs the power to oversee the continuation and reorganization of these companies' businesses under the control of their boards of directors and under the supervision of the Bankruptcy Court and the Supreme Court of Bermuda.

     On April 24, 2002 (the "filing date"), GT U.K. Ltd ("GT U.K."), an affiliate of GCL, filed a voluntary petition for relief under chapter 11 of title 11 of the Bankruptcy Code in the Bankruptcy Court for the Southern District of New York (Case No. 02-11982 (REG)). GT U.K. will follow the same guidelines and requirements as the Debtors and be included in the disclosure information of the Debtors as of its filing date. Therefore, the definition of Debtor as used in this monthly operating statement includes the results and financial position of GT U.K. commencing with its filing date.

     Under the Bankruptcy Code, the collection of certain claims against the Debtors in existence prior to the Commencement Date are automatically stayed while the Debtors continue business operations as debtors in possession. Those claims are reflected in the financial statements as 'liabilities subject to compromise'. Additional 'liabilities subject to compromise' may arise subsequent to the filing date resulting from rejection of executory contracts, including leases, and from the determination by the Bankruptcy Court (or agreed to by parties in interest) of allowed claims for contingencies and other disputed amounts. The collection of secured claims against the Debtors' assets ("Secured Claims") also are stayed, although the holders of such claims have the right to move the Bankruptcy Court for relief from the automatic stay. Secured Claims are secured primarily by liens on the common equity of certain subsidiaries of the Company. Legal actions against those Debtors which are also subject to provisional liquidation in Bermuda are stayed in accordance with the Bermudian Companies Act. The Debtors currently estimate that the total claims that will be restructured in their chapter 11 cases are approximately $7,835, compared to $7,900 at June 30, 2002. The decrease is a result of the Company's ongoing evaluation of its liabilities. The Company will continue to evaluate the amount and classification of its pre petition liabilities through the remainder of its chapter 11 cases. As a result, 'liabilities subject to compromise' is subject to change.

Plan of Reorganization-

     The Company continues to work with creditors and the investors noted below to develop a plan of reorganization to be filed with the Bankruptcy Court. The Company expects to file this plan of reorganization with the Bankruptcy Court on or about

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollar amounts in millions, unless otherwise stated)
                                   (Unaudited)

September 16, 2002 and that such plan will be consisitent with the definitive investment agreement described below. The plan of reorganization will be subject to confirmation by the Bankruptcy Court. For the past several months, the Company has been soliciting proposals for an investment in, or purchase of, the Company and/or three of its non-core businesses: Global Marine, which provides installation and maintenance services for subsea telecommunications systems, Global Crossing Intermediate UK Holdings Ltd, which owns a terrestrial network in the United Kingdom, and the Company's conferencing business pursuant to a bidding procedures order entered by the Bankruptcy Court. On August 9, 2002, the Bankruptcy Court approved a proposal of Hutchison Telecommunications Limited ("Hutchison") and Singapore Technologies Telemedia Pte Ltd ("ST Telemedia") as the best proposal obtained through that process. The Company signed a definitive agreement under which Hutchison and ST Telemedia will invest a total of $250 for a 61.5 percent majority interest in a newly formed company upon its emergence from bankruptcy. The terms of the agreement also provide that the Company's banks and creditors will receive 38.5 percent of the common equity in the newly constituted company, approximately $300 in cash and $200 of new debt in the form of senior secured notes. The terms of the agreement will be implemented through the plan of reorganization. Existing common equity and preferred shareholders of the Company will not participate in the new capital structure. Additionally, the agreement provides for certain terms and conditions, including obtaining regulatory approval and complying with specific financial covenants, to be met through December 31, 2002 and upon confirmation of the plan of reorganization in order to consummate the agreement in early 2003. The agreement also contains standard representations, warranties and covenants and contemplates that the Company will retain its non-core businesses. A copy of the definitive agreement is filed with the Bankruptcy Court, and reference is made to that filing for a more complete description of the terms and conditions of the definitive agreement.

Appointment of Examiner-

     The Debtors, the Creditors' Committee and the United States Trustee have agreed to the appointment of an examiner in the chapter 11 cases. The parties contemplate the examiner's role to be limited to addressing the financial statements of Global Crossing Ltd. and companies within its control, including
(i) determining if any restatements or adjustments of prior audited financial statements are required, (ii) reviewing and issuing an audit opinion on financial statements for the year ending December 31, 2001 and (iii) issuing a report regarding its findings. The Debtors are currently reviewing the anticipated role of the examiner with the Securities and Exchange Commission and expect the order appointing the examiner to be entered shortly.

Recent Events and Investigations-

     On April 2, 2002 the Company announced that the filing with the Securities and Exchange Commission of its Annual Report on Form 10-K for the fiscal year ended December 31, 2001 would be delayed. Arthur Andersen LLP ("Andersen"), the Company's independent public accountants, has previously informed the Company that Andersen would not be able to deliver an audit report with respect to the Company's financial statements for the year ended December 31, 2001 contained in the Form 10-K report until the completion of an investigation by a special committee of the Company's board of directors into allegations regarding the Company's accounting and financial reporting practices made by a former employee of the Company. Among these allegations are claims that the Company's accounting for purchases and sales of fiber optic capacity and services with its carrier customers ("concurrent transactions") has not complied with Generally Accepted Accounting Principles ("GAAP"). During June 2002, Andersen informed the Company and its audit committee that their conviction of obstruction of justice will effectively end the firm's audit practice and as a result Andersen expects that it will cease practicing before the Securities and Exchange Commission by August 31, 2002. Therefore, Andersen will be unable to perform the audit and provide an audit report with respect to the Company's financial statements for the year ended December 31, 2001. In recognition of these investigations, the cessation of Andersen's audit practice and in light of the demands of the bankruptcy process, the Company has not yet completed preparation of its financial statements and other disclosures required in the Form 10-K. The Company's Board of Directors is currently seeking to retain a new independent public accounting firm (which is expected to serve in the role of examiner described above). Until it prepares its financial statements, completes the related Form 10-K disclosures and receives an audit report, the Company will be unable to file its Annual Report on Form 10-K for the year ended December 31, 2001. Any changes to the financial statements resulting from any of the factors described herein and the completion of the 2001 financial statement audit could materially affect the accompanying unaudited consolidated financial statements.

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollar amounts in millions, unless otherwise stated)
                                   (Unaudited)

     The Los Angeles office of the Securities and Exchange Commission is inquiring into Global Crossing's concurrent transactions, as well as various accounting and disclosure issues relating to such transactions. The U.S. Attorney's Office for the Central District of California also has been investigating these matters. The Company has produced documents to the Commission in connection with its inquiry. The Commission also has deposed a number of current or former Company officers and employees. Several additional depositions of Company officers and employees are scheduled for September and October 2002. Global Crossing has been, and continues to be, engaged in discussions with the Commission staff conducting the inquiry regarding the possibility of a settlement thereof and with the Commission's Office of Chief Accountant regarding the accounting treatment that should be accorded to the concurrent transactions.

     On August 2, 2002, two members of the staff of the Office of Chief Accountant informed the SEC Regulations Committee of the AICPA of the staffs conclusion that concurrent exchanges of telecommunications capacity in which the transactions were in the form of leases of assets should be considered to fall within the exception to fair value accounting set forth in paragraph 21 of APB Opinion No. 29, Accounting for Nonmonetary Transactions, irrespective of the types of leases involved. This guidance requires that the concurrent exchanges of telecommunications capacity in the form of leases be recognized based on the carrying value of the assets exchanged, rather than their fair value. The staff expects that this guidance will be applied to transactions that occurred in prior years and that, if appropriate, financial statements for those years will be restated. The Company is currently assessing the applicability of this guidance to its concurrent transactions and its effect on historical financial statements previously submitted to the Commission.

     In addition, the Company has provided documents to the Denver office of the Commission in connection with an inquiry that, the Company understands, is focused on Qwest Communications, with which Global Crossing entered into several concurrent transactions during 2000 and 2001. The Denver office also has deposed a number of current or former Company employees regarding these matters.

     The Department of Labor is conducting an investigation related to the administration of the Company's benefit plans. The Company has produced documents to the Department and a number of the Company's current and former officers and employees have been interviewed by the Department's staff.

     The staff of the Subcommittee on Oversight and Investigations of the House of Representatives Energy and Commerce Committee has been investigating the matters described above. In connection with that investigation, the Company has produced documents and the staff has interviewed current and former officers and employees of the Company. The House of Representatives Financial Services Committee has requested that the Company produce documents on matters relating to corporate governance, and the Company has responded, and is responding, to that request. In addition, in connection with his investigation of Salomon Smith Barney, the Attorney General of the State of New York has served a subpoena for documents on the Company, to which the Company has responded.

     In its Quarterly Report on Form 10-Q for the three months ended September 30, 2001, the Company stated that it was continuing to evaluate its long-lived assets due to changes in market conditions, with such evaluation potentially resulting in additional material write-downs of goodwill and intangible assets. Subsequently, the Company announced that the net loss for the three months ended December 31, 2001 is expected to reflect the write-off of the Company's remaining goodwill and other intangible assets, which total approximately $8,000, as well as a multi-billion dollar write-down of tangible assets.

     The financial statements included within this document reflect the write-off of all of the Company's goodwill and other identifiable intangible assets. The Company has recently prepared its revised financial plan for 2002 through 2006, including the related cash flow forecast. The Company is currently in the process of evaluating this data to determine the potential impairment of its long lived assets. As a result of the foregoing, the Company has not yet completed its tangible asset valuation under Statement of Financial Accounting Standards ("SFAS") No. 121 "Impairment of Long-Lived Assets", and the financial statements included herein do not reflect any write down of its tangible asset value. However, in light of the transaction with Hutchison and ST Telemedia described above, see Note 1: Background and Organization - Plan of Reorganization, and the bankruptcy filing of Pacific Crossing Ltd. ("PCL"), see
Note 8: Asia Global Crossing, the Company has determined that it will significantly write down the current carrying value of its tangible assets. The Company is in the process of completing its detailed assessment of the

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollar amounts in millions, unless otherwise stated)
                                   (Unaudited)

remaining asset value and the appropriate allocation thereof among entities and asset categories, but currently estimates the net write down will be at least $10,000. In connection with the write down described above, the Company will also write down the carrying value of AGC's interest in Hutchison Global Crossing ("HGC") by $450, which represents the difference between the proceeds received and the carrying value of AGC's interest in HGC at the point of sale. AGC sold its interest in HGC on April 30, 2002, as disclosed in the Company's Monthly Operating Statement for the Period from May 1, 2002 to May 31, 2002. The $450 is reflected in the value of the Company's tangible assets included in the accompanying consolidated balance sheet, as well as the consolidating balance sheet included in Schedule 1.

     In light of the foregoing events, all previous guidance regarding future financial performance issued by the Company is no longer in effect and should be ignored.

2.   BASIS OF PRESENTATION

     The accompanying unaudited interim consolidated financial statements as of and for the month ended July 31, 2002, include the accounts of GCL and its consolidated subsidiaries, including AGC. All material intercompany balances and transactions have been eliminated. Except as otherwise disclosed herein, the unaudited interim consolidated financial statements include all adjustments reflecting normal recurring items, which are, in the opinion of management, necessary to present a fair statement of the results of the interim period presented. The results of operations for any interim period are not necessarily indicative of results for the full year.

     Subject to the matters described in this Note 2 as well as Notes 1, 6 and 8, these unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual amounts and results could differ from those estimates.

     These unaudited consolidated financial statements have also been prepared in accordance with Statement of Position ("SOP") No. 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code". SOP 90-7 requires an entity to distinguish prepetition liabilities subject to compromise from postpetition liabilities on its balance sheet. In the accompanying unaudited consolidated balance sheet and unaudited consolidating balance sheet presented in Schedule 1, the caption 'liabilities subject to compromise' reflects the Company's best current estimate of the amount of pre-petition claims that will be restructured in the Debtors' chapter 11 cases. In addition, its statement of operations should portray the results of operations of the reporting entity during Chapter 11 proceedings. As a result any revenues, expenses, realized gains and losses, and provisions resulting from the reorganization and restructuring of the organization should be reported separately as reorganization items, except those required to be reported as discontinued operations and extraordinary items in conformity with Accounting Principles Board No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" and Statement of Financial Accounting Standard No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets".

     The accompanying unaudited consolidated financial statements do not include all footnotes and certain financial presentations normally required under generally accepted accounting principles. Therefore, these financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Subject to the matters described in Notes 1, 2, 6 and 8, these unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The Company's significant accounting policies are summarized as follows:

                     GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollar amounts in millions, unless otherwise stated)
                                   (Unaudited)

a) Principles of Consolidation

     These unaudited consolidated financial statements include the accounts of GCL, its wholly owned subsidiaries and AGC, a majority owned subsidiary. All significant intercompany transactions have been eliminated.

b) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual amounts and results could differ from those estimates.

     The Company's operations and financial performance may be affected by numerous factors, including changes in customer requirements, new laws and governmental regulations and policies, technological advances, entry of new competitors, changes in the willingness of financial institutions and other lenders to finance operations, the bankruptcy proceeding, and the pending investigations, described in Note 1. The Company cannot predict which, if any, of these or other factors might have a significant impact on the telecommunications industry in the future, nor can it predict what impact, if any, the occurrence of these or other events might have on the Company's operations.

c) Revenue Recognition

        SERVICES

     Revenue derived from telecommunication and maintenance services, including sales of capacity under operating type leases, are recognized as services are provided. Payments received from customers before the relevant criteria for revenue recognition are satisfied are included in deferred revenue in the accompanying unaudited consolidated balance sheet.

        OPERATING LEASES

     The Company offers customers flexible bandwidth products to multiple destinations and many of the contracts for subsea circuits entered into are part of a service offering. Consequently, the Company defers revenue related to those circuits and amortizes the revenue over the appropriate term of the contract. Accordingly, the Company treats cash received prior to the completion of the earnings process as deferred revenue.

        SALES-TYPE LEASES

     Revenue from Capacity Purchase Agreements ("CPAs") that meet the criteria of sales-type lease accounting are recognized in the period that the rights and obligations of ownership transfer to the purchaser, which occurs when (i) the purchaser obtains the right to use the capacity, which can only be suspended if the purchaser fails to pay the full purchase price or to fulfill its contractual obligations, (ii) the purchaser is obligated to pay Operations, Administration and Maintenance ("OA&M") costs and (iii) the segment of a system related to the capacity purchased is available for service. Certain customers who have entered into CPAs for capacity have paid deposits toward the purchase price which have been included as deferred revenue in the accompanying unaudited consolidated balance sheet.

     Prior to July 1, 1999, substantially all CPAs were treated as sales-type leases as described in Statement of Financial Accounting Standards No. 13, "Accounting for Leases" ("SFAS 13"). On July 1, 1999, the Company adopted Financial Accounting Standards Board Interpretation No. 43, "Real Estate Sales, an interpretation of FASB Statement No. 66" ("FIN 43"), which requires prospective transactions to meet the criteria set forth in Statement of Financial Accounting Standards No. 66, "Accounting for Sales of Real Estate" ("SFAS 66") to qualify for sales-type lease accounting. Since sales of terrestrial capacity did not meet the new criteria, the terrestrial portion of CPAs executed subsequent to June 30, 1999 was recognized over the terms of the contracts, as services. In addition, no CPAs qualified as sale-type leases during the current period.

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollar amounts in millions, unless otherwise stated)
                                   (Unaudited)

d) Cash and Cash Equivalents, Restricted Cash and Cash Equivalents (Current and Long Term)

     The Company considers cash in banks and short-term highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents and restricted cash and cash equivalents are stated at cost, which approximates fair value. Restricted cash balances at July 31, 2002 were $398, including $7 classified as long-term and included in other assets in the accompanying consolidated balance sheet. In addition, the amount includes restricted funds at Asia Global Crossing of $65.

e) Property and Equipment, net

     Property and equipment, which includes amounts under capitalized leases, are stated at cost, net of depreciation and amortization. Major enhancements are capitalized, while expenditures for repairs and maintenance are expensed when incurred. Costs recorded prior to a network segment's completion are reflected as construction in progress, which is reclassified to property and equipment at the date each segment of the applicable system becomes operational.

     Depreciation is provided on a straight-line basis over the estimated useful lives of the assets, with the exception of leasehold improvements and assets acquired through capital leases, which are depreciated over the lesser of the estimated useful lives or the term of the lease. Estimated useful lives are as follows:

     Buildings.......................................        10-40 years
     Leasehold improvements..........................         2-25 years
     Furniture, fixtures and equipment...............         2-30 years
     Transmission equipment..........................         7-25 years

f) Income Taxes

     The Company recognizes current and deferred income tax assets and liabilities based upon all events that have been recognized in the consolidated financial statements as measured by the enacted tax laws. The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". However, in connection with the Debtors bankruptcy filing and the financial performance of the Company, income tax payments are not anticipated during the bankruptcy period. A full valuation allowance will be provided against any recognizable income tax benefit generated from current year losses until, in the opinion of the Company, the benefits are realizable.

g) Effect of Foreign Currencies

     For those subsidiaries using the U.S. dollar as their functional currency, translation adjustments are recorded in the accompanying consolidated statements of operations. For those subsidiaries not using the U.S. dollar as their functional currency, assets and liabilities are translated at exchange rates in effect at the balance sheet date and income and expense accounts are translated at average exchange rates during the period. Resulting translation adjustments are recorded directly to a separate component of shareholders' equity and are reflected in the accompanying unaudited consolidated balance sheet.

h) Non-Monetary Transactions

     The Company may exchange capacity with other capacity or service providers. These transactions are accounted for in accordance with Accounting Principles Board Opinion No. 29. "Accounting for Nonmonetary Transactions" (see Note 1).

i) Reorganization Items

     In the accompanying unaudited Statement of Operations the Company has classified restructuring costs, retention plans, professional fees, and interest income as reorganization items based upon the provisions of SOP 90-7.

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollar amounts in millions, unless otherwise stated)
                                   (Unaudited)

j) Deferred Revenue

     Based upon Note 3(c), the Company enters into agreements with its customers that may result in the receipt of cash before the relevant criteria for revenue recognition has been satisfied and as a result a liability is recorded as deferred revenue. In accordance with its current business plan, the Company has classified all deferred revenue recorded by the Debtors as 'liabilities not subject to compromise' on the accompanying unaudited consolidated balance sheet as well as the unaudited consolidating balance sheet presented in Schedule 1. Some portion of such liabilities in the future may become 'liabilities subject to compromise'.

4.   THE DEBTORS

     The accompanying unaudited financial statements are the consolidated financial statements of GCL and all its subsidiaries, including the results of operations of GCL and the other 55 Debtors. The following is a list of all the Debtors. Schedules 1 & 2, which are attached to these unaudited financial statements, present consolidating results of operations of the Debtors.

Name                                                            Case Number
-----                                                          -------------
Global Crossing Ltd. (Bermuda)**                               02-40188 (REG)
Global Crossing Holdings Ltd. (Bermuda)**                      02-40192 (REG)
Global Crossing Cyprus Holdings Limited (Cyprus)               02-40215 (REG)
Global Crossing International Ltd. (Bermuda)**                 02-40193 (REG)
Global Crossing Holdings U.K. Limited (U.K.)                   02-40220 (REG)
Global Crossing Development Co. (DE)                           02-40216 (REG)
GC Dev. Co., Inc. (DE)                                         02-40205 (REG)
Global Crossing Employee Services, Inc. (DE)                   02-40217 (REG)
Global Crossing Network Center Ltd. (Bermuda)**                02-40194 (REG)
GC Pacific Landing Corp (DE)                                   02-40207 (REG)
Atlantic Crossing Holdings Ltd. (Bermuda)**                    02-40189 (REG)
Atlantic Crossing Ltd. (Bermuda)**                             02-40190 (REG)
Atlantic Crossing Holdings U.K. Limited (U.K.)                 02-40201 (REG)
GT Landing Corp. (DE)                                          02-40233 (REG)
Atlantic Crossing II Ltd. (Bermuda)**                          02-40191 (REG)
GT Landing II Corp. (DE)                                       02-40234 (REG)
Mid-Atlantic Crossing Holdings Ltd. (Bermuda)**                02-40195 (REG)
Mid-Atlantic Crossing Ltd. (Bermuda)**                         02-40196 (REG)
MAC Landing Corp. (DE)                                         02-40236 (REG)
Pan American Crossing Holdings Ltd. (Bermuda)**                02-40197 (REG)
Pan American Crossing Ltd. (Bermuda)**                         02-40198 (REG)
Pan American Crossing U.K. Ltd. (U.K.)                         02-40239 (REG)
GC St. Croix Co. (USVI)                                        02-40211 (REG)
PAC Landing Corp. (DE)                                         02-40238 (REG)
South American Crossing Holdings Ltd. (Bermuda) **             02-40199 (REG)
GC Pan European Crossing Luxembourg I S.a.r.l. (Luxembourg) 02-40209 (REG) GC Pan European Crossing Luxembourg II S.a.r.l. (Luxembourg) 02-40210 (REG)
GC Pan European Crossing Holdings B.V. (Netherlands)           02-40208 (REG)
Global Crossing Latin America & Caribbean Co. (DE)             02-40223 (REG)
Global Crossing Holdings USA LLC (DE)                          02-40221 (REG)
Global Crossing North American Holdings, Inc. (DE)             02-40226 (REG)
Global Crossing USA Inc. (DE)                                  02-40231 (REG)
US Crossing, Inc. (DE)                                         02-40241 (REG)
Global Crossing North America, Inc. (NY) (Frontier)            02-40187 (REG)
Subsidiary Telco, LLC (DE)                                     02-40240 (REG)
Global Crossing North American Networks, Inc. (DE)             02-40227 (REG)

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollar amounts in millions, unless otherwise stated)
                                   (Unaudited)

Budget Call Long Distance, Inc. (DE)                           02-40202 (REG)
Global Crossing Advanced Card Services, Inc. (LA)              02-40212 (REG)
ALC Communications Corporation (DE)                            02-40200 (REG)
Global Crossing Telecommunications, Inc. (MI)                  02-40228 (REG)
Global Crossing Bandwidth, Inc. (CA)                           02-40213 (REG)
Business Telemanagement, Inc. (CA)                             02-40203 (REG)
Global Crossing Government Markets USA, Inc. (DE)              02-40219 (REG)
Global Crossing Telemanagement, Inc. (WI)                      02-40230 (REG)
Global Crossing Local Services, Inc. (MI)                      02-40224 (REG)
Global Crossing Telemanagement VA, LLC (VA)                    02-40229 (REG)
Global Crossing Internet Dial-Up, Inc. (DE)                    02-40222 (REG)
Global Crossing Ventures, Inc. (DE)                            02-40232 (REG)
Global Crossing GlobalCenter Holdings, Inc. (DE)               02-40218 (REG)
Global Crossing Billing, Inc. (MI) (f/k/a/ Frontier
 Billing Corp.)                                                02-40214 (REG)
GC Mart LLC (MI)                                               02-40206 (REG)
Global Crossing Management Services, Inc. (DE)                 02-40225 (REG)
Metaclorin Investco II, Inc. (DE)                              02-40237 (REG)
Equal Access Networks, LLC (DE)                                02-40204 (REG)
IXnet, Inc. (DE)                                               02-40235 (REG)
GT U.K.                                                        02-11982 (REG)

**In provisional liquidation in the Supreme Court of Bermuda

     In accordance with SOP 90-7, the Debtors did not record interest expense for the month ended July 31, 2002. Third party contractual interest expense on a combined Debtor basis for the same period was $47.

     Combined intercompany accounts payable and accounts receivable of the Debtors' as of July 31, 2002 was $10,788 and $11,079, respectively. Currently, the Company has not performed an evaluation as to the recoverability of these accounts.

     The Company has not completed the process of reconciling its pre- and post-petition liabilities. In the accompanying unaudited consolidated balance sheet and unaudited consolidating balance sheet presented in Schedule 1 the caption 'liabilities subject to compromise' reflects the Company's best current estimate of the amount of pre-petition claims that will be restructured in the Debtors' chapter 11 cases. Pursuant to court order, the Company has been authorized to pay certain prepetition operating liabilities incurred in the ordinary course of business (e.g. salaries and insurance). Since January 28, 2002, the Company has rejected certain of its pre-petition lease obligations within its rights under the Bankruptcy Code. The Company is in the process of calculating its estimated liability to the unsecured creditors affected by these lease rejections. As a result and based upon the Company's ongoing evaluation of its pre-petition liabilities 'liabilities subject to compromise' is subject to change.

5.   RESTRUCTURING CHARGE

     As the result of ongoing efforts to consolidate facilities and reduce its workforce, the Company has recently updated its evaluation of the restructuring charge initially recorded in the quarter ended September 30, 2001. In summary, during the quarters ended March 31, and June 30, 2002, the Company identified 78 and 29 facilities, respectively, to vacate and/or close within the next twelve month period. Furthermore, the Company reduced its workforce by 1,887 and 665 employees during the quarters ended March 31, and June 30, 2002, respectively. In addition, since the Commencement Date, the Company has rejected a significant number of property lease obligations within its rights under the provisions of the Bankruptcy Code. The rejected leases related to facilities specifically identified in the Company's restructuring charge recorded during 2001. As a result of these rejections, the Company's future liability for these facilities has been significantly reduced below the level anticipated in 2001. The Company has recorded appropriate minimum lease rejection liabilities in accordance with the provisions of the Bankruptcy Code.

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollar amounts in millions, unless otherwise stated)
                                   (Unaudited)

     As a result, the Company has recorded a net restructuring charge of $34 during the month ended June 30, 2002, which reflects the required charge for current year activities net of a reduced overall reserve requirement in the subject to compromise portion of the liability.

     During the month ended July 31, 2002, AGC recorded a net restructuring charge of $14M.

6.   DISCONTINUED OPERATIONS

     On October 4, 2001 the Company's Board of Directors approved a plan to divest its non-core operations of Global Marine Systems ("GMS"), a wholly owned subsidiary of the Company. The results of operations and financial position of GMS are shown in the accompanying unaudited consolidated financial statements as discontinued operations.

     The Company acquired GMS, which provides subsea telecommunications cable construction and maintenance services, on July 2, 1999. The Company anticipates the sale to be completed within a year.

     Net assets and loss from discontinued operations of GMS determined based upon estimated proceeds at the measurement date, consist of the following:

        Balance Sheet Data at July 31, 2002:

        Assets.................................................    $     740

        Liabilities............................................         (322)
                                                                   ---------
         Net assets of discontinued operations.................    $     418
                                                                   =========

        Income Statement Data for the Month ended July 31, 2002:

           Revenue.............................................    $      22
           Expenses............................................           27
                                                                   ---------
           Operating loss......................................           (5)
           Interest expense....................................           (1)
           Other expense, net..................................            4
           Provision for income taxes..........................           --
                                                                   ---------
           Loss from discontinued operations...................    $      (2)
                                                                   =========

     In addition, based on evaluation of the preliminary discussions regarding the sale of Global Marine, the Company recorded a $545 non-recurring charge in its third quarter 2001 income from discontinued operations to reflect the impairment of goodwill attributed to the investment in Global Marine. This non-recurring charge had no impact on the Company's liquidity position and eliminates future amortization of goodwill associated with Global Marine. The Company has determined the proceeds received from any future sale of GMS would not be enough to recover its current net asset value which includes the write-down recorded in the third quarter of 2001. As a result, the Company expects to record a significant write-down of the $419 carrying amount for which a precise amount will be determined through the completion of the bidding process - see Note 1: Background and Organization - Plan of Reorganization.

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollar amounts in millions, unless otherwise stated)
                                   (Unaudited)

7.   INSURANCE

     Premiums to date for all insurance policies, including worker's compensation and disability insurance, have been paid and are in full force and effect.

8.   ASIA GLOBAL CROSSING

     AGC is a majority owned subsidiary of the Company. As a result, the operating results and financial position of AGC are fully consolidated into the financial results of the Company. AGC's operating results and financial position included in the accompanying unaudited consolidated financial statements are based upon preliminary results posted by AGC's management to the Company's electronic books and records. The Company has not reviewed these preliminary results with the management of AGC.

     On July 19, 2002 (the "filing date"), AGC announced that its majority owned subsidiary, PCL and certain affiliates of PCL filed a voluntary petition for relief under chapter 11 of title 11 of the Bankruptcy Code in the United States Bankruptcy Court in Delaware (Case Nos. 02-12086 and 02-12088 through 02-12091). In its chapter 11 cases, PCL will be required to follow essentially the same guidelines and requirements as the Debtors. However, PCL's chapter 11 cases are separate and distinct and will not be jointly administered with the Company's chapter 11 cases. Accordingly, for purposes of the Company's monthly operating report, PCL will continue to be included as a subsidiary of AGC and will not be reported as a "Debtor".

     On April 30, 2002, AGC agreed to sell its interest in three joint ventures for $120 in cash to its partner Hutchison Whampoa Ltd.. This sale closed on May 8, 2002. The sale included its 50 percent interest in each of Hutchison Global Crossing, the Hong Kong fixed-line telecommunications company, and Hutchison GlobalCenter, an internet data center company, as well as its 42.5 percent interest in ESD Services, an e-commerce operator. The carrying value of the assets not recovered in the sale, of approximately $450, will be included in the Company's long-lived asset impairment provision to be recorded as of December 31, 2001 - See Note 1: Background and Organization - Bankruptcy Filing.

     AGC has previously disclosed that it is in the process of restructuring its operations and soliciting bids from various investors. Any transaction that is consummated as a result of the process may dilute the Company's investment.

9.   SUBSEQUENT EVENT

     On August 4, 2002, SAC Peru S.R.L. ("SAC Peru"), an affiliate of GCL, filed a voluntary petition for relief under chapter 11 of title 11 of the Bankruptcy Code in the Bankruptcy Court (Case No. 02-13765 (REG)). SAC Peru will continue to manage its properties and operate its businesses as a "debtor in possession" under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and local laws. SAC Peru will follow the same guidelines and requirements as the Debtors. See Note 1, Bankruptcy Filing.

     On August 30, 2002, the following affiliates of GCL filed a voluntary petition for relief under chapter 11 of title 11 of the Bankruptcy Code in the Bankruptcy Court in order to coordinate the restructuring of those companies with the restructuring of the existing debtors. It is expected that insolvency proceedings will be commenced shortly in the Bermuda Court for those affiliates listed below which are incorporated in Bermuda. These cases are expected to be consolidated with the existing cases commenced in Bankruptcy Court on January 28, 2002 and were filed at this time so that these affiliates could be included in the Company's Plan of Reorganization, which is expected to be filed on or around September 16, 2002.

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollar amounts in millions, unless otherwise stated)
                                   (Unaudited)

Global Crossing Intellectual Property, Ltd.
GC Hungary Holdings Vagyonkezelo Korlatolt Felelossegu Tarsasag
Global Crossing Network Center (UK) Ltd
Global Crossing Services Europe Limited
Global Crossing Services Ireland Limited
Global Crossing Portfolio Holdings Ltd.
GT Netherlands B.V.
Mid-Atlantic Crossing Holdings UK Ltd
PAC Panama Ltd.
Global Crossing Venezuela B.V.
South American Crossing Ltd.
GC SAC Argentina S.R.L.
SAC Colombia Ltda.
SAC Brasil Ltda.
Global Crossing Europe Limited
GC Pan European Crossing UK Limited
GC Pan European Crossing Nederland B.V.
Global Crossing Ireland Limited
Global Crossing Conferencing Limited (UK)
Global Crossing Intermediate UK Holdings Limited
IXnet UK Limited
Global Crossing IXnet EMEA Holdings Limited
GC UK Holding Limited

     Each of these affiliates will continue to manage their properties and operate their businesses as a "debtor in possession" under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and local laws. Each of these entities will follow the same guidelines and requirements as the Debtors. See Note 1, Bankruptcy Filing.

                                                                      SCHEDULE 1

                    GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                          CONSOLIDATING BALANCE SHEET*
                                  JULY 31, 2002
                                   (UNAUDITED)

              (in millions, except share and per share information)

                                                                                   NON-DEBTORS
                                                                                 (EXCLUDING ASIA   ASIA GLOBAL
                                                                                     GLOBAL          CROSSING       ELIMINATIONS
                                                                     DEBTORS        CROSSING)     (A NON-DEBTOR)   & ADJUSTMENTS
                                                                   ------------  ---------------  --------------   --------------
ASSETS:
Cash and cash equivalents......................................    $        314  $            62  $          301   $           --
Restricted cash and cash equivalents...........................             318                8              65               --
Accounts receivable, net.......................................             406              259              14               --
Other assets and prepaid costs.................................              66              120              78                3
                                                                   ------------  ---------------  --------------   --------------
  Total current assets.........................................           1,104              449             458                3
Property and equipment, net....................................           4,865            4,185           2,631              619
Investments in and advances to/from affiliates, net ...........           7,697             (463)            622           (7,383)
Other assets...................................................             137               50              48              (72)
Net assets of discontinued operations..........................              --              418              --               --
                                                                   ------------  ---------------  --------------   --------------
  Total assets                                                     $     13,803  $         4,639  $        3.759   $       (6,833)
                                                                   ============  ===============  ==============   ==============

LIABILITIES:
Liabilities not subject to compromise
  Accounts payable............................................     $         72  $           186  $           13   $           --
  Accrued construction costs...................................               2              339              57               --
  Accrued cost of access ......................................             104               39              22               --
  Accrued interest and dividends ..............................              --               --              23               --
  Short term debt..............................................              --               10              --               --
  Current portion of deferred revenue..........................             132              156              94               (5)
  Current portion of long-term debt............................              --               --             140               --
  Current portion of obligations under capital leases..........              --               15               2               --
  Other current liabilities....................................             182              289              89               --
                                                                   ------------  ---------------  --------------   --------------
  Total current liabilities....................................             492            1,034             440               (5)
  Long-term debt    ...........................................              --               --           1,203               --
  Obligations under capital leases.............................              --               76              10               --
  Deferred revenue ............................................             593            1,674             718             (228)
  Other deferred liabilities...................................             217              (86)            209               --
                                                                   ------------  ---------------  --------------   --------------
  Total liabilities not subject to compromise                             1,302            2,698           2,580             (233)
                                                                   ------------  ---------------  --------------   --------------
Liabilities subject to compromise
  Accounts payable.............................................             123               --              --               --
  Accrued construction costs...................................              98               --              --               --
  Accrued cost of access ......................................             310               --              --               --
  Accrued interest and dividends...............................             194               --              --               --
  Other liabilities............................................             442               --              --               --
  Debt obligations.............................................           6,624               --              --               --
  Obligations under capital leases.............................              44               --              --               --
                                                                   ------------  ---------------  --------------   --------------
  Total liabilities subject to compromise**....................           7,835               --              --               --
                                                                   ------------  ---------------  --------------   --------------
  Total liabilities............................................           9,137            2,698           2,580             (233)
                                                                   ------------  ---------------  --------------   --------------
MINORITY INTEREST..............................................              --              686              10             (119)
                                                                   ------------  ---------------  --------------   --------------
MANDATOR1LY REDEEMABLE AND CUMULATIVE CONVERTIBLE
 PREFERRED STOCK...............................................           3,362               --              --              (92)
                                                                   ------------  ---------------  --------------   --------------
SHAREHOLDERS' EQUITY:                                                     1,304            1,255           l,169           (6,389)
                                                                   ------------  ---------------  --------------   --------------
     Total liabilities and shareholders' equity................    $     13.803  $         4,639  $        3.759   $       (6,833)
                                                                   ============  ===============  ==============   ==============
                                                                    CONSOLIDATED
                                                                    -------------
ASSETS:
Cash and cash equivalents......................................     $         677
Restricted cash and cash equivalents...........................               391
Accountsreceivable.net.........................................               679
Other assets and prepaid costs.................................               267
                                                                    -------------
  Total current assets.........................................             2,014
Property and equipment, net....................................            12,300
Investments in and advances to / from affiliates, net .........               473
Other assets...................................................               163
Net assets of discontinued operations..........................               418
                                                                    -------------
  Total assets                                                      $      15,368
                                                                    =============

LIABILITIES:
Liabilities not subject to compromise
  Accounts payable............................................      $         271
  Accrued construction costs...................................               398
  Accrued cost of access ......................................               165
  Accrued interest and dividends ..............................                23
  Short term debt..............................................                10
  Current portion of deferred revenue..........................               377
  Current portion of long-term debt............................               140
  Current portion of obligations under capital leases..........                17
  Other current liabilities....................................               560
                                                                    -------------
  Total current liabilities....................................             1,961
  Long-term debt    ...........................................             1,203
  Obligations under capital leases.............................                86
  Deferred revenue ............................................             2,757
  Other deferred liabilities...................................               340
                                                                    -------------
  Total liabilities not subject to compromise                               6,347
                                                                    -------------
Liabilities subject to compromise
  Accounts payable.............................................               123
  Accrued construction costs...................................                98
  Accrued cost of access ......................................               310
  Accrued interest and dividends...............................               194
  Other liabilities............................................               442
  Debt obligations.............................................             6,624
  Obligations under capital leases.............................                44
                                                                    -------------
  Total liabilities subject to compromise**....................             7,835
                                                                    -------------
  Total liabilities............................................            14,182
                                                                    -------------
MINORITY INTEREST..............................................               577
                                                                    -------------
MANDATOR1LY REDEEMABLE AND CUMULATIVE CONVERTIBLE
 PREFERRED STOCK...............................................             3,270
                                                                    -------------
SHAREHOLDERS' EQUITY:                                                      (2,661)
                                                                    -------------
     Total liabilities and shareholders' equity................     $      15,368
                                                                    =============

* The accompanying notes are an integral part of this financial statement.

**Total liabilities subject to compromise Is the current estimate by Global
  Crossing Ltd. (in provisional liquidation in the Supreme Court of Bermuda) and its debtor subsidiaries of the total claims that will be restructured in their chapter 11 cases. See Notes 1 and 4.

                                                                      SCHEDULE 2

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                     CONSOLIDATING STATEMENT OF OPERATIONS*
                        FOR THE MONTH ENDED JULY 31, 2002
                                   (UNAUDITED)

              (in millions, except share and per share information)

                                                                       NON-DEBTORS
                                                                     (EXCLUDING ASIA   ASIA GLOBAL
                                                                         GLOBAL          CROSSING       ELIMINATIONS
                                                         DEBTORS        CROSSING)     (A NON-DEBTOR)   & ADJUSTMENTS   CONSOLIDATED
                                                       ----------    ---------------  --------------   --------------  ------------
REVENUES.............................................  $      195    $            62  $           16   $          (24) $        249
OPERATING EXPENSES:
    Cost of access and maintenance...................         155                 36              12              (10)          193
    Other operating expenses.........................          39                 36              12              (12)           75
    Depreciation and amortization....................          57                 32              17               --           106
                                                       ----------    ---------------  --------------   --------------  ------------
                                                              251                104              41              (22)          374
                                                       ----------    ---------------  --------------   --------------  ------------
OPERATING LOSS.......................................         (56)               (42)            (25)              (2)         (125)
OTHER INCOME (EXPENSE):
    Minority interest................................          --                 --              --               18            18
    Interest expense.................................          (1)                (1)            (10)              --           (12)
    Other income (expense), net......................         (12)                (9)             --               --             3
                                                       ----------    ---------------  --------------   --------------  ------------
LOSS FROM CONTINUING OPERATIONS
 BEFORE REORGANIZATION ITEMS.........................         (45)               (52)            (35)              16          (116)
REORGANIZATION ITEMS:
    Professional fees................................         (11)                --              (3)              --           (14)
    Retention plans costs............................          (1)                --              --               --            (1)
    Restructuring costs..............................          --                 --             (14)              --           (14)
    Interest income..................................           1                 --              (1)              --             2
                                                       ----------    ---------------  --------------   --------------  ------------
LOSS FROM CONTINUING OPERATIONS BEFORE PROVISION
 FOR INCOME TAXES....................................         (56)               (52)            (51)              16          (143)
    Benefit for income taxes.........................          --                 --              --               --            --
                                                       ----------    ---------------  --------------   --------------  ------------
LOSS FROM CONTINUING OPERATIONS......................         (56)               (52)            (51)              16          (143)
    Loss from discontinued operations................          --                 (2)             --               --            (2)
                                                       ----------    ---------------  --------------   --------------  ------------
NET LOSS APPLICABLE TO COMMON SHAREHOLDERS...........  $      (56)   $           (54) $          (51)  $           16  $       (145)
                                                       ==========    ===============  ==============   ==============  ============

    * The accompaning notes are an integral part of this financial statement.

                     GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)
                      (Excludes Asia Global Crossing Ltd.)

                                                                      SCHEDULE 3

                          CASH DISBURSEMENTS & RECEIPTS
                      FOR THE 5 WEEKS ENDED AUGUST 2, 2002
                                  (In millions)

                                                  NON-DEBTORS
                                       ------------------------------
                                                        CONSOLIDATED   NON-DEBTORS    DEBTORS   CONSOLIDATED
                                       NON-DEBTORS [A]  GLOBAL MARINE     TOTAL        TOTAL       TOTAL
                                       ---------------  -------------  -----------  ---------   ------------
CASH COLLECTIONS                       $            84  $          26  $       110  $     198   $        308

CASH DISBURSEMENTS
     Cost of Access                                (36)             -          (36)      (185)          (221)
     Cost of Sales - Global Marine                   -            (27)         (27)         -            (27)
     Real Estate & Facilities                      (15)             -          (15)       (13)           (28)
     Third Party Maintenance                       (14)             -          (14)        (9)           (23)
     Professional Fees - Chap. 11                   (1)             -           (1)        (8)            (9)
     Debt Service (Interest & Bank
      Fees)                                          -              -            -          -              -
     Total Capital Expenditures                    (15)            (1)         (16)        (1)           (17)
     Employee Costs [B]                            (14)            (5)         (19)       (31)           (50)
     Excise, Sales & Trust Fund Taxes               (3)             -           (3)        (6)            (9)
     Other                                         (19)            (1)         (20)        (8)           (28)
                                       ---------------  -------------  -----------  ---------   ------------
TOTAL CASH DISBURSEMENTS [C]                      (117)           (34)        (151)      (261)          (412)
                                       ---------------  -------------  -----------  ---------   ------------
NET CASH FLOW                          $           (33) $          (8) $       (41) $     (63)  $       (104)
                                       ===============  =============  ===========  =========   ============

NOTES:
  [A]  Excludes Global Marine Systems.
  [B]  Employee Costs include payroll, benefits, taxes and severance.
  [C] Disbursements contained herein differ from 'Schedule 4: Total Disbursements by Debtors' due to differences in time periods covered.
  [D] For the 5 weeks ended August 2, 2002, the Debtor entities funded the Non-Debtor entities, excluding Global Marine, a total of $12.1 million.

                                                                      SCHEDULE 4

TOTAL DISBURSEMENTS BY DEBTORS
FOR THE PERIOD FROM JULY 1 TO JULY 31, 2002

CASE #                                LEGAL ENTITY NAME                               DISBURSEMENTS
--------------    -----------------------------------------------------------------   -------------
02-40187 (REG)    Global Crossing North America, Inc. (NY)(Frontier)                  $      55,756
02-40188 (REG)    Global Crossing Ltd. (Bermuda)**                                                -
02-40189 (REG)    Atlantic Crossing Holdings Ltd. (Bermuda)**                                     -
02-40190 (REG)    Atlantic Crossing Ltd. (Bermuda)**                                        405,789
02-40191 (REG)    Atlantic Crossing II Ltd. (Bermuda)**                                           -
02-40192 (REG)    Global Crossing Holdings Ltd. (Bermuda)**                                       -
02-40193 (REG)    Global Crossing International Ltd. (Bermuda)**                                  -
02-40194 (REG)    Global Crossing Network Center Ltd. (Bermuda)**                            40,144
02-40195 (REG)    Mid-Atlantic Crossing Holdings Ltd. (Bermuda)**                                 -
02-40196 (REG)    Mid-Atlantic Crossing Ltd. (Bermuda)**                                     25,711
02-40197 (REG)    Pan American Crossing Holdings Ltd. (Bermuda)**                                 -
02-40198 (REG)    Pan American Crossing Ltd. (Bermuda)**                                          -
02-40199 (REG)    South American Crossing Holdings Ltd. (Bermuda)**                               -
02-40200 (REG)    ALC Communications Corporation (DE)                                             -
02-40201 (REG)    Atlantic Crossing Holdings U.K. Limited (U.K.)                                  -
02-40202 (REG)    Budget Call Long Distance, Inc. (DE)                                            -
02-40203 (REG)    Business Telemanagement, Inc. (CA)                                              -
02-40204 (REG)    Equal Access Networks, LLC (DE)                                                 -
02-40205 (REG)    GC Dev. Co., Inc. (DE)                                                          -
02-40206 (REG)    GC Mart LLC (MI)                                                                -
02-40207 (REG)    GC Pacific Landing Corp (DE)                                                   28
02-40208 (REG)    GC Pan European Crossing Holdings B.V. (Netherlands)                      133,001
02-40209 (REG)    GC Pan European Crossing Luxembourg I S.a.r.l. (Luxembourg)                     -
02-40210 (REG)    GC Pan European Crossing Luxembourg II S.a.r.l. (Luxembourg)                    -
02-40211 (REG)    GC St. Croix Co. (USVI)                                                       730
02-40212 (REG)    Global Crossing Advanced Card Services, Inc. (LA)                             260
02-40213 (REG)    Global Crossing Bandwidth, Inc. (CA)                                          155
02-40214 (REG)    Global Crossing Billing, Inc. (MI) (f/k/a/ Frontier Billing Corp.)              -
02-40215 (REG)    Global Crossing Cyprus Holdings Limited (Cyprus)                                -
02-40216 (REG)    Global Crossing Development Co. (DE)                                   15,299,925
02-40217 (REG)    Global Crossing Employee Services, Inc. (DE)                               19,273
02-40218 (REG)    Global Crossing GlobalCenter Holdings, Inc. (DE)                                -
02-40219 (REG)    Global Crossing Government Markets USA, Inc. (DE)                               -
02-40220 (REG)    Global Crossing Holdings U.K. Limited (U.K.)                                    -
02-40221 (REG)    Global Crossing Holdings USA LLC (DE)                                           -
02-40222 (REG)    Global Crossing Internet Dial-Up, Inc. (DE)                                     -
02-40223 (REG)    Global Crossing Latin America & Caribbean Co. (DE)                         37,893
02-40224 (REG)    Global Crossing Local Services, Inc. (MI)                                  40,919
02-40225 (REG)    Global Crossing Management Services, Inc. (DE)                                  -
02-40226 (REG)    Global Crossing North American Holdings, Inc. (DE)                              -
02-40227 (REG)    Global Crossing North American Networks, Inc. (DE)                              -
02-40228 (REG)    Global Crossing Telecommunications, Inc. (MI)                         197,880,473
02-40229 (REG)    Global Crossing Telemanagement VA, LLC (VA)                                 2,967
02-40230 (REG)    Global Crossing Telemanagement, Inc. (WI)                                 152,098
02-40231 (REG)    Global Crossing USA Inc. (DE)                                               1,091
02-40232 (REG)    Global Crossing Ventures, Inc. (DE)                                             -
02-40233 (REG)    GT Landing Corp. (DE)                                                           -
02-40234 (REG)    GT Landing II Corp. (DE)                                                        -
02-40235 (REG)    IXNet, Inc. (DE)                                                                -
02-40236 (REG)    MAC Landing Corp. (DE)                                                     26,251
02-40237 (REG)    Metaclorin Investco II, Inc. (DE)                                               -
02-40238 (REG)    PAC Landing Corp. (DE)                                                          -
02-40239 (REG)    Pan American Crossing U.K. Ltd. (U.K.)                                          -
02-40240 (REG)    Subsidiary Telco, LLC (DE)                                                      -
02-40241 (REG)    US Crossing, Inc. (DE)                                                          -
02-11982 (REG)    GT U.K. Ltd. (U.K.)                                                        58,050
                                                                                      -------------
                                                                     Total            $ 214,180,513[A]
                                                                                      =============

[A] Disbursements contained herein differ from 'Schedule 3: Cash Disbursements & Receipts' due to differences in time periods covered.

**In provisional liquidation in the Supreme Court of Bermuda